UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

Opexa Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Texas	001- 33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On August 9, 2017, Opexa Therapeutics, Inc. (“Opexa”) issued a press release announcing that it has set a date for a special meeting of its shareholders to vote on matters related to the previously announced proposed merger with Acer Therapeutics Inc. (“Acer”). The special meeting will be held at 9:00 a.m., local time, on September 19, 2017 at 12255 El Camino Real, Suite 300, San Diego, California 92130. Opexa shareholders of record as of the close of business on August 9, 2017 are entitled to receive notice of, and to vote at, the special meeting.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Additional Information about the Proposed Merger and Where to Find It

In connection with the previously disclosed proposed merger, Opexa has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), including a proxy statement / prospectus / information statement, but the registration statement has not yet become effective. Investors and securityholders of Opexa and Acer are urged to read these materials because they contain important information about Opexa, Acer and the proposed merger. The proxy statement / prospectus / information statement and other relevant materials, and any other documents filed by Opexa with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and securityholders may obtain free copies of the documents filed with the SEC by Opexa by directing a written request to: Opexa Therapeutics, Inc., 2635 Technology Forest Blvd., The Woodlands, TX 77381, Attention: Investor Relations. Investors and securityholders are urged to read the proxy statement / prospectus / information statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Opexa and its directors and sole executive officer and Acer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Opexa in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the proxy statement / prospectus / information statement referred to above. Additional information regarding the directors and the sole executive officer of Opexa is also included in Opexa’s Annual Report on Form 10-K for the year ended December 31, 2016 and the proxy statement for Opexa’s 2016 Annual Meeting of Shareholders. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Opexa at the address described above.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opexa Therapeutics, Inc.

Dated: August 9, 2017

	By:	/s/ Neil K. Warma
Neil K. Warma
President, Chief Executive Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
Description

99.1
Press release issued by Opexa Therapeutics, Inc. on August 9, 2017 entitled “Opexa Therapeutics Sets Date for Special Meeting of Shareholders.”

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